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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   ANTIVIRALS INC.
                (Exact name of registrant as specified in its charter)

         Oregon                                     93-0797222
(State of incorporation)               (I.R.S. Employer Identification No.)

                            One S.W. Columbia, Suite 1105
                               Portland, Oregon  97258
                       (Address of principal executive offices)

          Securities to be registered pursuant to Section 12(b) of the Act:

                                          Name of Each Exchange on Which Each
Title of Each Class to be so Registered        Class is to be Registered
---------------------------------------        -------------------------
              N/A                                     N/A

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following box. [ ]

          Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $.0001 par value per share
                                   (Title of class)

                                 Redeemable Warrants
                                   (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered.

         A description of the Common Stock and the Redeemable Warrants to be registered hereunder is contained in the section entitled "Description of Securities" of the Prospectus included in the Registrant's Registration Statement on Form SB-2, No. 333-20513 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 28, 1997, as amended to date. The section containing these descriptions is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number                     Description of the Exhibit
--------------                     --------------------------
1                  Third Restated Articles of Incorporation of Registrant(1)
2                  Bylaws of Registrant(2)
3                  Form of Warrant(3)
4                  Form of Warrant for Purchase of Common Stock(4)
5                  Form of Warrant Agreement(5)
--------------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (333-20513).

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (333-20513).

(3) Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (333-20513).

(4) Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (333-20513).

(5) Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (333-20513).

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Antivirals Inc.

                                       By: /s/ Denis R. Burger, Ph.D.
                                          ---------------------------
                                          Denis R. Burger, Ph.D.
                                          Chief Executive Officer

Dated:  May 29, 1997